Effective June 2, 2026 DENTSPLY SIRONA Inc. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY Purpose DENTSPLY SIRONA Inc. (the “Company") believes that the granting of compensation to its members of the Board of Directors (the “Board,” and members of the Board, “Directors”) represents a powerful tool to attract, retain and reward Directors of the Company. This Non-Employee Director Compensation Policy (this “Policy”) is intended to formalize the Company’s policy regarding grants of equity and cash compensation to its non-employee Directors. This Policy does not apply to Directors who serve as employees of the Company; such Directors do not receive any additional compensation for their service on the Board. Administration 1. The Compensation & Human Capital Committee of the Board shall evaluate Director compensation in accordance with its charter at least annually at or about the time of the Annual Meeting of Stockholders, and may request the input of the Company’s management and an independent compensation consultant of its choosing on the status of compensation of Directors. The Compensation & Human Capital Committee shall review this Policy and shall make recommendations to the Board for potential amendments. In recommending amendments, the Compensation & Human Capital Committee shall generally target the Director compensation to be set at the median director compensation of the Company’s peer group (as established by the Compensation & Human Capital Committee), but taking into account such other factors as it deems appropriate. 2. The Board shall approve this Policy and shall have the authority to construe and interpret this Policy, prescribe, amend and rescind rules relating to this Policy’s administration and take any other actions necessary or desirable for the administration of this Policy. The Board may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Policy. The decisions of the Board are final and binding on all persons. Cash Annual Retainer 3. The Company shall pay to Directors annual retainers in cash as follows: All Directors $100,000 Non-Executive Chair of the Board (the “Chair”), if any $75,000 (in addition to cash annual retainer payable to all Directors) Lead Director, if any $30,000 (in addition to cash annual retainer payable to all Directors) Audit and Finance Committee Chair $25,000 (in addition to cash annual retainer payable to all Directors) Compensation & Human Capital Committee Chair $20,000 (in addition to cash annual retainer payable to all Directors) Corporate Governance and Nominating Committee Chair $15,000 (in addition to cash annual retainer payable to all Directors)

2 Science and Technology Committee Chair $15,000 (in addition to cash annual retainer payable to all Directors) Executive Committee Chair No additional compensation Other Directors serving as members of a committee will receive no additional compensation for being a committee member. 4. One quarter of the respective cash annual retainers are payable in advance of each calendar quarter. If a Director’s service on the Board commences on a date other than the first day of a calendar quarter, the cash annual retainer payable to such Director for that quarter shall be prorated based on the number of days of such Director’s service during the quarter divided by the total number of days in such quarter. If a Director’s service as Chair, Lead Director or committee chair commences or ceases on a date other than the first day of a calendar quarter, the difference in the cash annual retainer, if any, payable in respect of such service for that quarter shall be (a) prorated based on the number of days of such service during the quarter divided by the total number of days in such quarter and (b) added to or offset from, as applicable, the fees otherwise payable to such Director on the first day of the calendar quarter immediately following such change. Long-Term Incentive Awards 5. On the second trading day after each annual meeting of stockholders of the Company, after any stockholder votes are taken on such date, each Director who is to continue to serve as a director is automatically granted, without further action of the Board, an award consisting of a grant of restricted stock units with a grant date fair market value, using the methodology set out in the Plan (as defined below), of $220,000 (a “Director Annual Award”). 6. On the second trading day after each annual meeting of stockholders of the Company, after any stockholder votes are taken on such date, the Director who will serve as Non-Executive Chair of the Board will automatically be granted, without further action of the Board, in addition to the Director Annual Award noted above: (a) an award consisting of a grant of restricted stock units with a grant date fair market value, using the methodology set out in the Plan, of $150,000; and (b) an award consisting of a grant of options to purchase shares of the Company's common stock with a grant date fair market value of $50,000, with the number of shares subject to such options calculated using the Black-Scholes valuation on the date of grant (collectively, the “Chair Annual Award”, together with the Director Annual Award, the “Annual Awards”). In the event the Chair is appointed between meetings of stockholders, a prorated grant will be automatically made in accordance with provisions of Section 12. This Policy governs the terms and conditions applicable to stock options granted as part of the Chair Annual Award, as well as any stock options previously granted to Directors as Annual Awards pursuant to their respective award agreements. 7. The value of one restricted stock unit granted pursuant to this Policy equals the fair market value of the Company’s common stock, which is the closing stock price as of the date of grant. 8. All Annual Awards vest on the earliest of (1) the date of the next Annual Meeting of Stockholders and (2) the date that is one year from the date of the grant. Notwithstanding the foregoing, in the case of an Annual Award that was granted to a Director who voluntarily resigns on or after such Director’s Early Retirement Date (defined below), such Annual Award would continue to vest according to the above schedule and would not be forfeited by the Director due to such retirement. If a Director's service with the Company terminates for any reason and the Director is not eligible for “early retirement” (pursuant to the

3 definition of Early Retirement Date), the Director shall continue to vest in his or her Annual Award on a pro-rated basis calculated as a fraction, the numerator of which equals the number of days from the grant date of such Annual Award to the date of the Director’s termination of service and the denominator of which equals the total number of days from the grant date to the vesting date as set forth in this Section 8. 9. Any Annual Awards granted by the Company to a Director in the form of stock options shall be exercisable, if and to the extent vested, for ten years from the grant date (such date, the “Expiration Date”). Notwithstanding the foregoing, any outstanding stock option that was granted to a Director who voluntarily resigns on or after such Director’s Early Retirement Date shall be exercisable, to the extent it has not expired or terminated, until the earlier of (1) five years after the termination of the Director’s service and (2) the Expiration Date of the stock option. For purposes of this Policy, “Early Retirement Date” means the earlier of the date on which the Director attains age 70 or the date on which the Director has 5 years of continuous service on the Board. 10. Reasonably promptly following vesting (but in all events within 30 days following vesting), the restricted stock units are payable to Directors in shares of common stock unless the Director has previously elected to defer settlement of the restricted stock units to a future date in accordance with the Company's deferral election process as set forth in the Company’s Restricted Stock Unit Deferral Plan. 11. Directors are eligible to receive dividend equivalents on the restricted stock units in the event the Company pays a regular cash dividend on its common stock, which dividend equivalents vest and are settled at the same time and under the same terms and conditions as the applicable underlying restricted stock units. 12. Any Director who becomes a Director (or becomes the Chair) between annual meetings of stockholders automatically receives, without further action of the Board, a prorated award described above for the remaining term in office, effective on the date of the next meeting of the Board following the appointment of the Director (or upon becoming the Chair, as applicable). General Provisions 13. The amounts to be paid to Directors under this Policy are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Directors do not have any preference or security interest in any assets of the Company other than as a general unsecured creditor. Directors will be solely responsible for any tax obligations they incur as a result of the equity and cash payments received under this Policy. Each Director is expected to comply with the Company’s stock ownership guidelines for non-employee Directors, as in effect from time to time. 14. This Policy and all payments hereunder are intended to either be exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Policy shall be interpreted accordingly. In no event shall the Company reimburse any Director for taxes or other costs incurred as a result of Section 409A. For purposes of Section 409A, each payment under this Policy shall be treated as a separate payment. Notwithstanding anything in this Policy to the contrary, if a Director is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, no payments in respect of any awards that constitute “deferred compensation” subject to Section 409A and that would otherwise be payable upon such Director's “separation from service” (as defined in Section 409A) shall be made to such Director prior to the date that is six (6) months after the date of such Director’s separation from service or, if earlier, the date of such Director’s

4 death. Following any applicable six-month delay, all such delayed payments shall be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. 15. The Board, in its sole discretion, may change and otherwise revise the terms of the cash compensation granted under this Policy, including, without limitation, the amount of cash compensation to be paid, on or after the date the Board or the Compensation & Human Capital Committee determines to make any such change or revision. Any amendments to the Cash Annual Retainer section of this Policy shall become effective at the beginning of the next calendar quarter. 16. Each Annual Award granted pursuant to this Policy is evidenced by an agreement in such form as the Board has authorized, and will be granted pursuant to the 2024 Omnibus Incentive Plan, as amended and restated from time to time, or any successor equity incentive plan that has been approved by the stockholders of the Company (the “Plan”), subject to all of the terms and conditions thereof and only to the extent that shares of Company common stock remain available for issuance under the Plan. 17. Neither this Policy nor any compensation paid hereunder will confer on any Director the right to continue to serve as a member of the Board or in any other capacity. Any and all rights of a Director respecting payments under this Policy may not be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so is void. This Policy will remain in effect until it is revised or terminated by further action of the Board.